EXHIBIT 21.1

SUBSIDIARIES

1	Citrix Capital Corp.	Nevada
2	Citrix Cayman Finance Group, Ltd.	Cayman Islands
3	Citrix Cayman Investments, Ltd.	Cayman Islands
4	Citrix Development Corp.	Delaware
5	Citrix Gateways, Inc.	Delaware
6	Citrix Offshore Investments, Ltd. (Cayman)*	Cayman Islands
7	Citrix Online LLC	Delaware
8	Citrix Sistemas de Argentina, S.R.L.	Argentina
9	Citrix Sistemas de Chile Limitada	Chile
10	Citrix Sistemas de Mexico S. de RL de CV	Mexico
11	Citrix Sistemas do Brasil Ltda.	Brazil
12	Citrix Systems (Research & Development) Ltd.	United Kingdom
13	Citrix Systems Asia Pacific Pty Ltd.*	Australia
14	Citrix Systems Australasia R&D Pty, Ltd.	Australia
15	Citrix Systems Belgium S.A.R.L.*	Belgium
16	Citrix Systems Canada, Inc.	Ontario
17	Citrix Systems Capital & SARL Finance	Luxembourg
18	Citrix Systems Denmark ApS*	Denmark
19	Citrix Systems Finland Oy*	Finland
20	Citrix Systems France SARL*	France
21	Citrix Systems GmbH*	Austria
22	Citrix Systems GmbH*	Germany
23	Citrix Systems Holding LLC	Delaware
24	Citrix Systems Hong Kong Limited*	Hong Kong
25	Citrix Systems India Private Limited*	India
26	Citrix Systems International GmbH	Switzerland
27	Citrix Systems Ireland Ltd*	Ireland
28	Citrix Systems Italia S.r.L.*	Italy
29	Citrix Systems Japan Kabushiki Kaisha*	Japan
30	Citrix Systems Netherlands, B.V.*	Netherlands
31	Citrix Systems Norway AS.*	Norway
32	Citrix Systems Overseas Holding GmbH (Switz)	Switzerland
33	Citrix Systems Poland Sp. Zo.o*	Poland
34	Citrix Systems RoW (Switz)	Switzerland
35	Citrix Systems Singapore Pte Ltd.*	Singapore
36	Citrix Systems South Africa (Pty) Ltd.*	South Africa
37	Citrix Systems Spain, SL*	Spain
38	Citrix Systems Sweden AB*	Sweden
39	Citrix Systems Switzerland GmbH	Switzerland
40	Citrix Systems UK Limited*	United Kingdom
41	Citrix Overseas Holdings B.V.	Netherlands
42	Sequoia Software Corporation	Maryland
43	Viewsoft, Inc.	Delaware
44	Peninsula Investment Corp.	Delaware
45	Citrix Systems Korea Limited*	Korea
46	Citrix Application Networking LLC	Delaware
47	Teros, Inc.	Delaware
48	Netscaler UK Ltd**	United Kingdom
49	Netscaler Japan Kabushiki Kaisha**	Japan
50	Citrix R&D India Pvt. Ltd.**	India

*	Wholly-owned subsidiaries of Citrix Systems International GmbH
**	Wholly-owned subsidiaries of Citrix Application Networking LLC